Investor Day - Chicago March 20, 2025

2 Safe Harbor This presentation may contain certain forward-looking statements about Arrow Financial Corporation (“Arrow” or the “Company”). Forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended, include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10- K”), the fourth quarter 2024 earnings release (the “4Q Earnings Release”) and the related Investor Presentation, both issued on January 30, 2025.

3 Solid 2025 Start - Net Interest Margin 1 1Yield includes the impact of deferred fees and amortization of loan origination costs 2FTE has historically been 1-2 bps higher than NIM reported under GAAP 2.98% 2.63% 2.55% 2.55% 2.62% 2.69% 2.79% 2.85% 3.02% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 YTD 2025 All NIM 2024 and beyond presented on a fully taxable equivalent basis (FTE2) 2.67% 2.62% 2.69% 2.79% 2.85% 3.02% 4.62% 5.01% 5.17% 5.27% 5.31% 5.26% 1.43% 2.06% 2.12% 2.12% 2.15% 1.98% 2023 1Q24 2Q24 3Q24 4Q24 YTD 2025 NIM Average Loan Yield for the Period Shown Cost of Deposits Continued NIM expansion expected… but moderating absent additional rate cuts

4 Solid 2025 Start - Loan Exit Rates1 & Trends 1Q24 2Q24 3Q24 4Q24 February 2025 Consumer 5.70% 5.99% 6.19% 6.32% 6.40% Commercial Real Estate 5.34% 5.38% 5.36% 5.31% 5.31% Commercial 5.14% 5.27% 5.36% 5.36% 5.37% Residential Real Estate 4.41% 4.51% 4.61% 4.66% 4.68% Total Loans 5.14% 5.25% 5.35% 5.40% 5.43%  Loan origination rates continue to exceed current portfolio rates  Loan pipeline, in line with prior year 1Average portfolio rates as of the last day of the reporting period

5 Solid 2025 Start - Other • Tangible Book Value1 of $22.72 per share as of February 28, 2025; includes impact of $0.28 per share 1Q2025 dividend • 2025 Share Repurchase Activity  Through March 14, 2025, ~$3.4M of stock repurchases  128K shares at an average price of $26.48 • Expanded our Capital Region Commercial Banking Team • M&A conversations ongoing  Branch(es)  Bank(s)  Wealth Management  Insurance • Resolution of Material Weakness  Initially disclosed in the 2022 Form 10-K filed on July 17, 2023  Reported resolved with 2024 Form 10-K filed on March 14, 2025 1Tangible Book Value excludes Goodwill and Intangibles Assets

Thank You!